AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (“Amendment”) to the Amended and Restated Employment Agreement dated as of May 6, 2009 (“Agreement”) by and between YOUNG INNOVATIONS, INC., a Missouri corporation, (“Company”) and Alfred E. Brennan, of Algonquin, Illinois (“Employee”) is entered into as of December 30, 2010.  Capitalized terms herein have the meaning set forth in the Agreement.

The Employer and Employee intending to be legally bound, hereby agree to the amend the Agreement as follows pursuant to an in accordance with Section 10(f) of the Agreement:

The following language shall be added in Section 6(d) after the phrase “Any additional benefits provided under this Section 6(d) shall be paid in installments”:

“beginning on the first payroll date following the date that is 60 days following the Employee’s termination date, which such first payment shall include payments relating to such initial 60 day period; provided that the release described above has been executed (and any applicable waiting periods have expired or been waived).  Any additional benefits under this Section 6(d) shall also be....”

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

EMPLOYER
YOUNG INNOVATIONS, INC.

By:___________________________

Its:___________________________

EMPLOYEE

By:__________________________